As filed with the Securities and Exchange Commission on November 16, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANLEY BLACK & DECKER, INC.*

(Exact name of registrant as specified in its charter)

CONNECTICUT	06 - 0548860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce H. Beatt, Esq.

Senior Vice President, General Counsel and Secretary

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Includes the subsidiary of Stanley Black & Decker, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)

Debt securities; guarantees of debt securities (4); preferred stock; common stock (together with related preferred stock purchase rights); depositary shares; warrants; stock purchase contracts; stock purchase units

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of the securities of each identified class of securities of Stanley Black & Decker, Inc. is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.
(4)	No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees. See the following page for a table of guarantor registrants.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
The Black & Decker Corporation	Maryland	52-0248090

*	The address, including zip code, and telephone number, including area code, of registrant’s principal executive offices is 1000 Stanley Drive, New Britain, Connecticut 06053 (860) 225-5111.

Prospectus

Stanley Black & Decker, Inc.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock; and

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stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The debt securities we offer may be guaranteed by our subsidiary, The Black & Decker Corporation, or other subsidiaries identified in one or more supplements to the prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SWK.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2011

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. In the case of debt securities, the prospectus supplement may identify one or more subsidiaries providing a guarantee on our obligations under the debt securities. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or a free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Stanley Black & Decker, Inc.,” the “Company,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

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Annual Report on Form 10-K for the fiscal year ended January 1, 2011 (excluding Items 7, 8 and 15(a)(1) and (2) which are all superseded by information included in the Current Report on Form 8-K, filed on November 14, 2011);

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 11, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended April 2, 2011, July 2, 2011 and October 1, 2011;

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Current Reports on Form 8-K filed March 12, 2010 (Item 9.01(a) only and as amended on May 28, 2010 on Form 8-K/A), February 16, 2011, March 16, 2011, April 21, 2011, July 22, 2011, July 25, 2011 and November 14, 2011;

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The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on March 12, 2010, and any amendment or report filed for the purpose of updating such description; and

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The description of the depositary preferred stock purchase rights associated with our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 23, 2004, and any amendment or report filed for the purpose of updating such descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to maintain and improve the overall profitability of our operations;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•	inability to capitalize on future acquisition opportunities and fund other initiatives;

•	inability to invest in routine business needs;

•	inability to continue improvements in working capital;

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the risk that the cost savings and other synergies anticipated to be realized from our combination with The Black & Decker Corporation (the “merger”) (as well as future acquisitions) may not be fully realized or may take longer to realize than expected;

•	disruption from the merger making it difficult to maintain relationships with customers, employees or suppliers;

•	failure to identify, complete and integrate acquisitions, or to integrate existing businesses, while limiting or otherwise managing associated costs or liabilities;

•	inability to limit restructuring and other payments associated with recent acquisitions;

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inability to minimize or otherwise manage costs or liabilities associated with any sale or discontinuance of a business or product line, including any asset impairment, severance, restructuring, legal or other costs or liabilities;

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by our customers or suppliers;

•	inability to generate free cash flow and maintain a strong debt to capital ratio, including focusing on reduction of debt as determined by management;

•	inability to successfully settle routine tax audits;

•	inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

•	continued acceptance of technologies used in our products and services;

•	failure of our efforts to build upon our growth platforms and market leadership in Convergent Security Solutions, Infrastructure and Healthcare;

•	inability to manage existing Sonitrol and Mac Tools franchisees and distributor relationships;

•	continued access to credit markets on favorable terms, and the maintenance by us of an investment grade credit rating;

•	inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

•	inability to sustain the success of our marketing and sales efforts, including our ability to recruit and retain an adequate sales force and to maintain our customer base;

•	inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

•	inability to develop and introduce new and high quality products, grow sales in existing markets, identify and develop new markets for our products and maintain and build the strength of our brands;

•	loss of significant sales volume from our larger customers;

•	inability to maintain or improve current production rates in our manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

•	inability to implement, manage and maintain our operating systems effectively;

•	inability to continue successfully managing and defending claims and litigation;

•	pricing pressure and other changes within competitive markets;

•	increasing competition;

•	continued consolidation of customers, particularly in consumer channels;

•	inventory management pressures on our customers;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

•	risks relating to environmental matters, including changes in the estimated costs to remediate historical contamination and resolve related litigation;

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risks arising out of changes in environmental laws or other requirements (or their interpretation or enforcement), including such laws or other requirements that may affect the content or production of our products;

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the final geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange, taxes and interest rates on the competitiveness of products, our debt program and our cash flow;

•	the strength of the United States and European economies;

•	the impact the tightened credit markets may have on the Company or its customers or suppliers;

•	the extent to which world-wide markets associated with homebuilding and remodeling remain very weak or continue to deteriorate;

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the impact of events that cause or may cause disruption in our manufacturing, distribution and sales networks, such as war, terrorist activities, natural disasters, political unrest, and recessionary or expansive trends in world economies in which we operate, including, but not limited to, the extent and duration of the current recession in the United States economy; and

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inability to mitigate cost increases (such as customer price increases) generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation or revaluation.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports and other information filed with the SEC.

STANLEY BLACK & DECKER, INC.

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global provider of hand tools, power tools and accessories, industrial tools and automotive tools and equipment, mechanical access solutions, electronic security solutions and technology-based (engineered) fastening systems. Stanley®, Black & Decker® and DeWalt® along with the family of Stanley Black & Decker, Inc. brands are recognized around the world for quality, innovation and value and are among the world’s most trusted brands.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

ABOUT THE GUARANTORS

The guarantors of the debt securities may include The Black & Decker Corporation, a Maryland corporation (“Black & Decker”). If so provided in a prospectus supplement, the guarantor will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to the terms described in such prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in the prospectus and any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations, plus distributed income of equity investees, before income taxes and fixed charges. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) the portion of rents representative of interest.

			For the Fiscal Year
	Nine Months Ended October 1, 2011		2010		2009		2008		2007		2006
Ratio of Earnings to Fixed Charges	6.2	X	2.9	X	5.0	X	3.9	X	5.2	X	5.5	X

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, guarantees of debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in an accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Stanley Black & Decker, Inc. or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct general unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner at our subsidiaries.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

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the title of debt securities, whether they are subordinated debt securities or senior debt securities and whether any of our subsidiaries will provide a guarantee of our obligations under the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

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whether any of the debt securities will be issued in global form in the name of depository and, if so, the terms and conditions upon which global debt securities will cease to be issued in the name of a depository and exchanged for debt securities of smaller denominations issued in the name of investors and/or their direct or indirect nominees;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the material federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Certain Covenants

Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

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contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Limitation on Liens

The Senior Indenture provides that if we or any Restricted Subsidiary (as defined below) shall issue, assume or guarantee any evidence of indebtedness for money borrowed (“Indebtedness”) secured by a mortgage, security interest, pledge or lien (“Mortgage”) on any Principal Property (as described below), or shares of stock or Indebtedness of any Restricted Subsidiary, we will secure or cause such Restricted Subsidiary to secure any debt securities issued under the Senior Indenture (the “Senior Securities”) equally and ratably with such secured Indebtedness (for so long as such secured Indebtedness remains to be so secured), unless the aggregate amount of all such secured Indebtedness, together with all Attributable Debt (as defined below) outstanding pursuant to the first paragraph of the “Limitation on Sale and Lease-back Transactions” covenant described below, would not exceed 10% of Consolidated Net Worth (defined below). The Subordinated Indenture does not contain a similar limitation on liens.

Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the indenture or at the time of acquisition by us or a Restricted Subsidiary (including acquisition through merger or consolidation), (c) Mortgages securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, (d) purchase money and construction Mortgages entered into within specified time limits, (e) mechanics’ liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of ours or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or which are being contested in good faith, or (f) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction.

Limitation on Sale and Lease-back Transactions

The Senior Indenture provides that neither we nor any Restricted Subsidiary may enter into any sale and lease-back transaction involving any Principal Property unless the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the first paragraph of the “Limitation on Liens” covenant described above, would not exceed 10% of Consolidated Net Worth.

Such limitation will not apply to any sale and lease-back transaction if (a) the lease is for a period of not more than three years, (b) the purchaser’s commitment is obtained within a specified period after the acquisition, construction or placing in service of the Principal Property, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or instrumentality or agency thereof, (d) the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries, (e) we or such Restricted Subsidiary would be entitled as described in “Limitation on Liens,” above, to mortgage such Principal Property without equally and ratably securing the Senior Securities, or (f) we or such Restricted Subsidiary, within 180 days after the effective date of the transaction, apply to the retirement of Senior Securities or other Indebtedness of ours or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Property leased, if the transaction is for cash, or (ii) the fair market value of the Principal Property leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Senior Securities delivered to the trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired (including any premium or fee paid in connection therewith) within such 180 days.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that (a) if we are not the surviving corporation, the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest, if any, on the debt securities issued under either the Senior

Indenture or the Subordinated Indenture and the performance and observance of the Indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the Indenture.

Definition of Certain Terms

“Restricted Subsidiary” means a Subsidiary (as defined below) (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary or which is primarily engaged in the business of a finance company either on a secured or an unsecured basis.

“Principal Property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by us or a Restricted Subsidiary, exclusive of (i) motor vehicles, mobile materials-handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which our board of directors determines is not material to the operation of our business and our Subsidiaries taken as a whole.

“Consolidated Net Worth” means the excess over current liabilities of all assets properly appearing on our consolidated balance sheet after deducting the minority interests of others in Subsidiaries.

A “Subsidiary” is defined to mean any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by us or by one or more Subsidiaries of ours or by us and one or more Subsidiaries.

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of lease included in such transaction.

Events of Default

The following events are defined in the Indentures as “Events of Default”:

•	default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

•	default in the performance of any other covenant for 90 days after notice;

•

involuntary acceleration of the maturity of our indebtedness in excess of $10 million for money borrowed which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 10 days after notice;

•	entry of certain court orders which would require us to make payments exceeding $25 million and where 60 days have passed since the entry of the order without it having been satisfied or stayed;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the debt securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

The Indentures provide that the trustee shall, within 90 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

•	under the Senior Indenture, the trustee shall have been offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	under the Subordinated Indenture, the trustee shall have been offered such reasonable indemnity as it may require against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient, in the opinion of an independent firm of certified public accountants, to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee (i) an opinion of counsel stating that the money and government obligations or other property deposited with the trustee to be held in trust will not be subject to any case or proceeding under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Modification and amendment of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•

reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, debt securities of any series,

•

change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of an original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

•	change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to debt securities of any series is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series,

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•	reduce the requirements for quorum or voting by holders of a particular series of debt securities in Section 15.4 of the Indentures,

•

modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•	make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms, or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the Indenture with respect to the debt securities of such series, except a default:

•	in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

•	in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under the Indentures, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the Indentures and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon written request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each investor’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of a beneficial interest in a global security may only exchange such interest for certificated securities registered in such holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities cease to be represented by global certificates, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate trust office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Benefits of Indentures

Nothing in the Indentures will confer upon or give any person other than us, the trustee, our and its successors, and the person or persons in whose names the debt securities of a particular series are registered in the security register for the debt securities of such series, any benefit, right, remedy or claim under the Indentures.

Governing Law

The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

Regarding the Trustee

The Senior Indenture Trustee is The Bank of New York Mellon Trust Company, N.A., as successor trustee to JP Morgan Chase Bank N.A., and the Subordinated Indenture Trustee is HSBC Bank USA, National Association. The Trustees are permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustees acquire any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities or other securities or property. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF GUARANTEES OF OUR DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Connecticut Business Corporation Act (the “CBCA”), our restated certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the CBCA, as it may be amended from time to time, and to the terms of the restated certificate of incorporation and bylaws which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, without par value. The number of authorized shares of any class may be increased or decreased by an amendment to our restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Connecticut and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, dated January 19, 2006, which is referred to herein as the Rights Agreement. Provisions of the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board of Directors

The certificate of incorporation provides that the board of directors will be classified with approximately one-third elected each year. The number of directors will be fixed by the board of directors from time to time.

The directors elected by the holders of common stock are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of such directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the shareholders or by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors elected by the holders of common stock may be removed only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.

Shareholder Action by Written Consent; Special Meetings

Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

The bylaws provide that special meetings of shareholders may only be called by:

•	the chairman of the board;

•	the president;

•	the secretary; or

•	the chairman of the board, the president or the secretary upon the written request of the holders of not less than thirty-five percent (35%) of our outstanding voting stock.

In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.

Advance Notice Requirements for Director Nominations and Other Proposals

Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received at our executive offices at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our bylaws require that all directors be shareholders of record.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth certain information including:

•	the name, and record addresses of the nominating shareholder, and any other person on whose behalf the nomination is being made, and the nominee;

•	the class or series and number of shares of our capital stock which are beneficially or of record owned by the nominating shareholder or such other person;

•	a description of all arrangements or understandings between the nominating shareholder or such other person and any nominee(s) in connection with the nomination;

•

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other solicitations of proxies for election of directors or as otherwise required to be disclosed pursuant to the Exchange Act had the nominee been nominated by the board of directors;

•	a consent of the nominee to be named in the proxy statement and to serve if elected; and

•	a representation that the nominating shareholder intends to appear in person or by proxy at the meeting to make such nomination.

Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the complete text of any resolutions to be presented;

•	the name and record address of that shareholder and any other person on whose behalf the proposal is made;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder;

•

a description of all arrangements or understandings between that shareholder and any such other person in connection with the proposal of that business and any material interest of that shareholder or such other person in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

Rights Agreement

On January 19, 2006, our board of directors declared a dividend distribution of one right for each share of our common stock outstanding on the close of business on March 10, 2006 and authorized the issuance of one right (as such number may be adjusted from time to time in accordance with the terms of the Rights Agreement) per share of our common stock issued between March 10, 2006 and the distribution date. Each outstanding share of common stock currently has one half of a share purchase right. Each purchase right may be exercised to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $220.00, subject to adjustment. The rights, which do not have voting rights, expire on March 10, 2016, and may be redeemed by us at a price of $0.01 per right at any time prior to the earlier of the rights’ expiration date or the close of business on the tenth day following the public announcement that a person has acquired beneficial ownership of 15% or more of the outstanding shares of common stock.

In the event that we are acquired in a merger or other business combination transaction, provision shall be made so that each holder of a right (other than a holder who is a 10%-or-more shareholder) shall have the right to receive, upon exercise thereof, that number of shares of common stock of the surviving company having a market value equal to two times the exercise price of the right. Similarly, if anyone becomes the beneficial owner of more than 10% of the then outstanding shares of common stock (except pursuant to an offer for all outstanding shares of common stock which the independent directors have deemed to be fair and in our best interest), provision will be made so that each holder of a right (other than a holder who is a 10%-or-more shareholder) shall thereafter have the right to receive, upon exercise thereof, common stock (or, in certain circumstances, cash, property or our other securities) having a market value equal to two times the exercise price of the right.

Antitakeover Legislation

We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of Stanley Black & Decker, Inc. and owned 10% or more of our voting power within the past five years.

Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any business combination involving an interested shareholder. This voting requirement does not apply if:

•	2/3 of our disinterested directors expressly approve the proposed business combination; or

•	The following conditions are satisfied:

•

The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock; and

•	A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination.

This 80% vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than 80% of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.

Notwithstanding the 80% vote required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(d) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.

Limitation of Liability of Directors

The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

•	is or was our director, officer, employee or agent, or

•	served at our request as a director, officer, employee or agent of another corporation.

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	material U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant affected thereby.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, Stanley Black & Decker, Inc. may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, we are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as to matters of New York law; matters of Maryland law will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland, and matters of Connecticut law will be passed upon for us by Donald J. Riccitelli, our corporate counsel. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) as of January 1, 2011 and January 2, 2010 and for each of the three years in the period ended January 1, 2011 appearing in the Company’s Current Report (Form 8-K) dated November 14, 2011 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of January 1, 2011 appearing in the Company’s Annual Report (Form 10-K) for the year ended January 1, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of The Black & Decker Corporation and subsidiaries (“Black & Decker”) as of December 31, 2009 and December 31, 2008 and for each of the three years in the period ended December 31, 2009 appearing in the Company’s Current Report (Form 8-K) dated March 12, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses		$25,000
Legal Fees		$150,000
Printing Fees		$50,000
Transfer Agents and Trustees’ Fees and Expenses		$20,000
Rating Agency Fees		$387,000
Stock Exchange Listing Fees		$10,000
Miscellaneous		$5,000

Total		$647,000

*	Deferred in reliance on Rule 456(b) and Rule 457(r).

Item 15. Indemnification of Directors and Officers.

Connecticut

Connecticut Business Corporations Act

Sections 33-770 through 33-776 of the Connecticut Business Corporation Act (the “CBCA”) provide that a corporation in Stanley Black & Decker, Inc.’s circumstances may indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys’ fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts’ power under Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.

Stanley Black & Decker, Inc.

The Stanley Black & Decker, Inc. Certificate of Incorporation provides that no director of Stanley Black & Decker, Inc. will be personally liable to Stanley Black & Decker, Inc. or any of its shareholders for monetary damages in an amount greater than the compensation received by that director for serving Stanley Black & Decker, Inc. during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director’s duty to the corporation, amount to an abdication of the director’s duty to the corporation, or create liability for an unlawful distribution. See “Description of Capital Stock—Limitation of Liability of Directors” in the prospectus.

Our bylaws also provide for the indemnification of directors and officers to the extent permitted by applicable law.

Stanley Black & Decker, Inc. has purchased insurance providing officers and directors of Stanley Black & Decker, Inc. (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for Stanley Black & Decker, Inc. against its obligation to provide indemnification as required by the above-described statute.

Maryland

Maryland General Corporation Law

The Maryland General Corporation Law (the “MGCL”) authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in respect of certain other actions not applicable to the corporation.

The MGCL also authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the director or officer is adjudged to be liable to the corporation) in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The MGCL also provides that, unless limited by the corporation’s charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys’ fees) incurred in connection with the proceeding.

The Black & Decker Corporation

The charter of Black & Decker limits the liability of directors and officers to the fullest extent permitted by the MGCL and does not limit the extent of the indemnity provided in the MGCL. Black & Decker’s bylaws permit indemnification of directors and officers to the fullest extent permitted by the MGCL, and directors and officers of Black & Decker are covered by certain insurance policies maintained by Black & Decker.

Item 16. List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-9.

Some of the agreements included as exhibits to this registration statement (whether incorporated by reference to earlier filings or otherwise) may contain representations and warranties, recitals or other statements that appear to be statements of fact. These agreements are included solely to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. Representations and warranties, recitals, and other common disclosure provisions have been included in the agreements solely for the benefit of the other parties to the applicable agreements and often are used as a means of allocating risk among the parties. Accordingly, such statements (i) should not be treated as categorical statements of fact; (ii) may be qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreements, which disclosures are not necessarily reflected in the agreement or included as exhibits hereto; (iii) may apply standards of materiality in a way that is different from what may be viewed as material by or to investors in or lenders to the Company; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, representations and warranties, recitals or other disclosures contained in agreements may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied on by any person other than the parties thereto in accordance with their terms.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Each undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (A) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (B) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on November 16, 2011.

STANLEY BLACK & DECKER, INC.

By:	/s/ BRUCE H. BEATT
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

*
John F. Lundgren	President, Chief Executive Officer and Director (Principal Executive Officer)

*
Donald Allan Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
Nolan D. Archibald	Executive Chairman of the Board of Directors

*	Director
John G. Breen

*	Director
George W. Buckley

*	Director
Patrick D. Campbell

*	Director
Carlos M. Cardoso

*	Director
Virgis W. Colbert

*	Director
Robert B. Coutts

*	Director
Manuel A. Fernandez

*	Director
Benjamin H. Griswold, IV

*	Director
Eileen S. Kraus

Signature	Title

*	Director
Anthony Luiso

*	Director
Marianne Miller Parrs

*	Director
Robert L. Ryan

*	Director
Lawrence A. Zimmerman

*By:	/s/ BRUCE H. BEATT
	Name:	Bruce H. Beatt
	Title:	Attorney-in-fact

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on November 16, 2011.

THE BLACK & DECKER CORPORATION

By:	/S/ BRUCE H. BEATT
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated and on November 16, 2011.

Signature	Title

*
James M. Loree	President (Principal Executive Officer)

*
Donald Allan Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
Donald J. Riccitelli	Director

/S/ BRUCE H. BEATT
Bruce H. Beatt	Director

*
Kathryn P. Sherer	Director

*By:	/S/ BRUCE H. BEATT
	Name:	Bruce H. Beatt
	Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement for debt securities to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

1.2	Form of Underwriting Agreement for preferred stock to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

1.3	Form of Underwriting Agreement for common stock to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(iii) to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2010).

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 9, 2010).

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 12, 2010).

3.6	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated February 16, 2011).

3.7	Form of Certificate of Amendment with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 dated November 6, 2003).

4.2	Rights Agreement, dated as of January 19, 2006, between the Company and Computershare Investor Services L.L.C. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 19, 2006).

4.3	Amendment No. 1 dated as of December 21, 2009 to the Rights Agreement, dated as of January 19, 2006, between the Company and the Computershare Investor Services L.L.C. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated December 21, 2009).

4.4	Senior Indenture, dated as of November 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4(vi) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002).

4.5	Certificate of Designated Officers establishing Terms of 3 1/2% Series A Senior Notes due 2007, 4 9/10% Series A Senior Notes due 2012, 3 1/2% Series B Senior Notes due 2007 and 4 9/10% Series B Senior Notes due 2012 (incorporated by reference to Exhibit 4(ii) to the Quarterly Report on Form 10-Q for the quarter ended September 27, 2003).

Exhibit No.	Description of Exhibits
4.6	First Supplemental Indenture, dated as of March 20, 2007, to the Senior Indenture, dated as of November 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated March 23, 2007).

4.7	Officers’ Certificate relating to the 6.15% Notes due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated September 29, 2008).

4.8	Second Supplemental Indenture, dated as of March 12, 2010, to the Senior Indenture, dated as of November 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 12, 2010).

4.9	Third Supplemental Indenture dated as of September 3, 2010, to the Indenture dated as of November 1, 2002, among the Company, Black & Decker and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) (incorporated by reference to the Company’s Current Report on Form 8-K dated September 7, 2010).

4.10	Junior Subordinated Indenture, dated as of November 22, 2005, between the Company and HSBC Bank USA, National Association, as Trustee (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K dated November 29, 2005).

4.11	First Supplemental Indenture, dated November 22, 2005, between The Company and HSBC Bank USA, National Association, as Trustee (incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K dated November 29, 2005).

4.12	Form of 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due December 1, 2045 (incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K dated November 29, 2005).

4.13	Second Supplemental Indenture dated as of November 5, 2010, to the Junior Subordinated Indenture, dated as of November 22, 2005, between the Company and HSBC Bank USA, National Association as Trustee (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K dated on November 9, 2010).

4.14	Form of Senior Note with respect to each particular series of Senior Note issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.15	Form of Subordinated Note with respect to each particular series of Subordinated Note issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.16	Form of Warrant Agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.17	Form of Warrant Certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.18	Form of Depositary Agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.19	Form of Depositary Receipt to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.20	Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

Exhibit No.	Description of Exhibits
5.1*	Opinion of Donald J. Riccitelli as to legality (Connecticut Law Opinion).

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality (New York Law Opinion).

5.3*	Opinion of Miles & Stockbridge P.C. as to legality (Maryland Law Opinion).

12*	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Donald J. Riccitelli (included in Exhibit 5.1).

23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

23.5*	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.3).

24.1*	Stanley Black & Decker, Inc. Power of Attorney.

24.2*	The Black & Decker Corporation Power of Attorney.

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., Trustee under the Senior Indenture.

25.2*	Statement of Eligibility on Form T-1 of HSBC Bank USA, National Association, Trustee under the Subordinated Indenture.

*	Filed herewith.